Exhibit 99.1

Xponential Fitness, Inc. Announces Third Quarter 2022 Financial Results

- Company raises full year 2022 guidance for revenue and Adjusted EBITDA

- Grew Q3 2022 revenue 56% and North America system-wide sales 37% compared to Q3 2021

- Sold 258 franchise licenses and opened 128 new studios in Q3 2022

- Sold 5,193 total franchise licenses and had 2,485 total studios operating as of Q3 2022

IRVINE, Calif., November 10, 2022 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), the largest global franchisor of boutique fitness brands, today reported financial results for the third quarter ended September 30, 2022. All financial figures included in this release refer to global numbers, unless otherwise noted. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q3 2022 Compared to Q3 2021

•	Grew revenue 56% to $63.8 million.

•	Increased North America system-wide sales[1] by 37% to $264.8 million.

•	Reported North America same store sales[2] growth of 17%.

•	Reported North America quarterly run-rate average unit volume (AUV)[3] of $489,000, compared to $417,000.

•

Posted net loss of $13.1 million, or a loss of $1.53 per basic share, on a share count of 26.2 million shares of Class A Common Stock, compared to a net loss of $8.9 million, or a loss of $0.38 per basic share, on a share count of 22.1 million shares of Class A Common Stock.

•	Posted adjusted net income of $8.0 million, or $0.10 per basic share, compared to an adjusted net loss of $5.8 million, or a loss of $0.31 per basic share.

•	Reported Adjusted EBITDA[4] of $20.0 million, compared to $6.8 million.

“Nine quarters of consistent growth in our run-rate AUVs is a strong reminder that the workouts our franchisees provide across a diverse portfolio of brands remain an integral part of our members’ lives, irrespective of macroeconomic challenges,” said Anthony Geisler, CEO of Xponential Fitness, Inc. “Not only did we expand our core franchise business in Q3 2022, but we also welcomed key new partners, including Princess Cruises and lululemon Studio. Connecting with our membership base where and when they want to work out through our omni-channel approach will continue to be a core part of our growth strategy.”

For the third quarter of 2022, total revenue increased $22.9 million, or 56%, to $63.8 million, up from $40.9 million in the prior-year period. Total revenue increased largely due to increasing equipment installations and royalties generated from strong North American system-wide sales.

Net loss totaled $13.1 million, or a loss of $1.53 per basic share, compared to a net loss of $8.9 million, or a loss of $0.38 per basic share, in the prior-year period. While overall profitability was higher by $13.6 million, this was offset by $13.4 million of higher non-cash contingent consideration expense primarily related to the Rumble acquisition, a $3.7 million increase in impairment of brand assets, and a $0.7 million increase in non-cash equity-based compensation expense. Please see the table contained in this press release for a calculation of the basic and diluted earnings (loss) per share for the quarter ended September 30, 2022.

Consistent with previous periods, the Rumble acquisition non-cash contingent consideration liability is marked-to-market based on Xponential’s share price, contributing to a $16.3 million increase to contingent consideration liability in the third quarter of 2022.

Adjusted net income for the third quarter of 2022, which excludes the $16.3 million change in fair value of non-cash contingent consideration, $1.1 million expense related to the third quarter remeasurement of the Company’s tax receivable agreement liability, and $3.7 million related to the impairment of brand assets, was $8.0 million, or $0.10 per basic share.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for equity-based compensation, acquisition and transaction expenses, management fees, litigation expenses, employee retention credit, secondary public offering expenses, tax receivable agreement remeasurement and impairment of brand assets, increased to $20.0 million, up from $6.8 million in the prior-year period.

Liquidity and Capital Resources

As of September 30, 2022, the Company had approximately $30.9 million of cash, cash equivalents and restricted cash and $136.5 million in total long-term debt. Net cash provided by operating activities was $37.5 million for the nine months ended September 30, 2022.

2022 Outlook

Based on the Company’s performance in the first nine months of 2022 and the current state of the business as of the date of this press release, Xponential is increasing its full-year 2022 guidance for revenue and Adjusted EBITDA and re-affirming guidance for studio openings and system-wide sales in North America as follows:

•	New studio openings to remain in the range of 500 to 520, or an increase of 53% at the midpoint as compared to full year 2021;

•	North America system-wide sales to remain in the range of $995.0 million to $1.005 billion, or an increase of 41% at the midpoint as compared to full year 2021;

•

Revenue is now anticipated to be $235.0 million to $240.0 million, or an increase of 53% at the midpoint as compared to full year 2021; this compares to previous guidance of $211.0 million to $221.0 million, or an increase of 39% at the midpoint as compared to full year 2021; and

•

Adjusted EBITDA is now anticipated to be $70.0 million to $74.0 million, or an increase of 164% at the midpoint compared to full year 2021; this compares to previous guidance of $68.0 million to $72.0 million, or an increase of 156% at the midpoint as compared to full year 2021.

Additional key assumptions for full year 2022 include:

•	Tax rate in mid-to-high single digits;

•

Share count of approximately 25.3 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables contained in this press release; and

•	$3.25 million in quarterly cash dividends paid related to the $200 million Convertible Preferred Stock.

Third Quarter 2022 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its third quarter 2022 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, November 24, 2022, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13732449.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is the largest global franchisor of boutique fitness brands. Through its mission to make boutique fitness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations across 48 U.S. states and Canada, and through master franchise or international expansion agreements in 14 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses, acquisition and transaction related expenses, litigation expenses, secondary public offering expenses, impairment of brand assets and employee retention credit, that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; anticipated industry trends; projected financial and performance information such as system-wide sales; projected annual revenue, Adjusted EBITDA and other statements under the section “2022 Outlook”; our competitive position in the boutique fitness industry; and ability to execute our business strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of the COVID-19 pandemic on our business and franchisees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2021 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$30,895	$21,320
Accounts receivable, net	19,377	11,702
Inventories	13,738	6,928
Prepaid expenses and other current assets	10,801	5,271
Deferred costs, current portion	3,573	3,712
Notes receivable from franchisees, net	1,926	2,293

Total current assets	80,310	51,226
Property and equipment, net	16,613	12,773
Right-of-use assets	22,738	—
Goodwill	165,697	169,073
Intangible assets, net	139,718	136,863
Deferred costs, net of current portion	43,402	42,015
Notes receivable from franchisees, net of current portion	3,107	3,041
Other assets	682	553

Total assets	$472,267	$415,544

Liabilities, redeemable convertible preferred stock and deficit
Current Liabilities:
Accounts payable	$23,342	$14,905
Accrued expenses	18,818	21,045
Deferred revenue, current portion	29,039	22,747
Notes payable	—	983
Current portion of long-term debt	3,035	2,960
Other current liabilities	6,620	3,253

Total current liabilities	80,854	65,893
Deferred revenue, net of current portion	108,191	95,691
Contingent consideration from acquisitions	46,655	54,881
Long-term debt, net of current portion, discount and issuance costs	131,668	127,983
Lease liability	24,472	—
Other liabilities	3,974	4,675

Total liabilities	395,814	349,123
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400,000 shares authorized, 200,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021	257,096	276,890
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600,000 shares authorized, none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,560,549 and 23,898,042 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3	2
Class B common stock, $0.0001 par value, 500,000,000 shares authorized, 21,650,669 and 22,968,674 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	528,807	—
Receivable from shareholder	(14,219)	(10,600)
Accumulated deficit	(641,656)	(643,833)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(127,063)	(654,429)
Noncontrolling interests	(53,580)	443,960

Total stockholders’ deficit	(180,643)	(210,469)

Total liabilities, redeemable convertible preferred stock and deficit	$472,267	$415,544

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net:
Franchise revenue	$30,006	$19,985	$83,128	$51,504
Equipment revenue	11,770	6,750	31,930	15,571
Merchandise revenue	6,264	4,879	19,100	13,620
Franchise marketing fund revenue	5,172	3,706	14,544	9,503
Other service revenue	10,551	5,547	24,983	15,509

Total revenue, net	63,763	40,867	173,685	105,707
Operating costs and expenses:
Costs of product revenue	11,840	7,641	34,951	19,259
Costs of franchise and service revenue	4,811	3,169	13,589	8,615
Selling, general and administrative expenses	32,841	24,262	96,082	62,066
Depreciation and amortization	4,154	2,376	11,225	6,838
Marketing fund expense	4,260	3,828	12,696	9,304
Acquisition and transaction expenses (income)	16,290	2,880	(5,793)	3,527

Total operating costs and expenses	74,196	44,156	162,750	109,609

Operating income (loss)	(10,433)	(3,289)	10,935	(3,902)
Other (income) expense:
Interest income	(402)	(343)	(1,209)	(796)
Interest expense	3,333	5,855	9,060	21,869
Gain on debt extinguishment	—	—	—	(3,707)

Total other expense	2,931	5,512	7,851	17,366

Income (loss) before income taxes	(13,364)	(8,801)	3,084	(21,268)
Income taxes (benefit)	(308)	103	(158)	387

Net income (loss)	(13,056)	(8,904)	3,242	(21,655)
Less: net income (loss) attributable to noncontrolling interests	(5,918)	(4,848)	1,065	(17,599)

Net income (loss) attributable to Xponential Fitness, Inc.	$(7,138)	$(4,056)	$2,177	$(4,056)

Net earnings (loss) per share of Class A common stock:
Basic	$(1.53)	(0.38)	$0.28	(0.38)
Diluted	$(1.53)	(0.38)	$0.05	(0.38)
Weighted average shares of Class A common stock outstanding:
Basic	26,156,418	22,146,011	24,781,778	22,146,011
Diluted	26,156,418	22,146,011	62,822,737	22,146,011

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$3,242	$(21,655)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,225	6,838
Amortization and write off of debt issuance cost	94	5,722
Amortization and write off of discount on long-term debt	454	2,553
Change in contingent consideration from acquisitions	(5,791)	3,220
Bad debt expense (recovery)	(526)	165
Adjustment for recognition of TRA and deferred tax liability	—	(24)
Equity-based compensation	23,920	4,201
Non-cash interest	(679)	765
Gain on debt extinguishment	—	(3,707)
(Gain) loss on disposal of assets	(90)	362
Impairment of studio assets	—	781
Impairment of brand assets	3,656	—
Changes in assets and liabilities:
Accounts receivable	(6,592)	(1,913)
Inventories	(6,810)	1,074
Prepaid expenses and other current assets	(5,529)	(9,429)
Operating lease right-of-use assets and operating lease liabilities	52	—
Deferred costs	(1,248)	(4,811)
Notes receivable, net	25	148
Accounts payable	7,497	(2,702)
Accrued expenses	(1,555)	(559)
Related party payable	—	(1)
Other current liabilities	599	455
Deferred revenue	13,993	22,372
Other assets	(129)	18
Other liabilities	1,663	52

Net cash provided by operating activities	37,471	3,925
Cash flows from investing activities:
Purchases of property and equipment	(5,660)	(2,604)
Proceeds from sale of assets	65	318
Purchase of studios	—	(390)
Purchase of intangible assets	(6,840)	(868)
Notes receivable issued	(1,782)	(1,000)
Notes receivable payments received	2,643	563

Net cash used in investing activities	(11,574)	(3,981)
Cash flows from financing activities:
Borrowings from long-term debt	5,480	218,360
Payments on long-term debt	(2,220)	(309,860)
Debt issuance costs	(49)	(904)
Proceeds from the issuance of Class A common stock, net of underwriting costs	—	122,016
Payments of costs related to IPO	—	(3,221)
Payments to purchase 750,000 LLC units/Class B Shares	—	(9,000)
Proceeds from issuance of redeemable convertible preferred stock, net of offering costs	—	198,396
Payment to purchase all of the shares of LCAT from LCAT shareholders	—	(144,485)
Payment of H&W Cash Merger Consideration	—	(11,720)
Payments to acquire the Preferred Units and LLC Units	—	(20,493)
Exchange of LLC units for Class B shares	—	2
Payment of preferred stock dividend and deemed dividend	(13,000)	(4,117)
Payment of contingent consideration	(1,336)	(12,006)
Payments on loans from related party	—	(85)
Member contributions	—	562
Payments for taxes related to net share settlement of restricted share units	(1,897)	—
Distributions to Member	—	(10,600)
Loan to shareholder	(3,300)
Receipts from Member, net	—	1,456

Net cash provided by (used in) financing activities	(16,322)	14,301

Increase in cash, cash equivalents and restricted cash	9,575	14,245
Cash, cash equivalents and restricted cash, beginning of period	21,320	11,299

Cash, cash equivalents and restricted cash, end of period	$30,895	$25,544

Xponential Fitness, Inc.

Net Loss to GAAP EPS Per Share

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net income (loss)	$(13,056)	$(8,904)	$3,242	$(21,655)
Less: net income (loss) attributable to noncontrolling interests	33,271	9,452	(6,295)	22,203
Less: dividends on preferred shares	(3,250)	(2,492)	(9,750)	(2,492)
Less: deemed contribution (dividend)	(57,096)	(6,500)	19,794	(6,500)

Net income (loss) attributable to XPO Inc. Numerator - basic	$(40,131)	$(8,444)	$6,991	$(8,444)

Add: net income (loss) attributable to non-controlling interests	—	—	6,295	—
Add: dividends on preferred shares	—	—	9,750	—
Less: deemed contributions (dividend)	—	—	(19,794)	—

Net income (loss) attributable to XPO Inc. Numerator - diluted	$(40,131)	$(8,444)	$3,242	$(8,444)

Net earnings (loss) per share attributable to Class A common stock - basic	$(1.53)	$(0.38)	$0.28	$(0.38)

Weighted average shares of Class A common stock outstanding - basic	26,156,418	22,146,011	24,781,778	22,146,011

Net earnings (loss) per share attributable to Class A common stock - diluted	$(1.53)	$(0.38)	$0.05	$(0.38)

Weighted average shares of Class A common stock outstanding -diluted	26,156,418	22,146,011	62,822,737	22,146,011

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(13,056)	$(8,904)	$3,242	$(21,655)
Interest expense, net	2,931	5,512	7,851	21,073
Income taxes	(308)	103	(158)	387
Depreciation and amortization	4,154	2,376	11,225	6,838

EBITDA	(6,279)	(913)	22,160	6,643
Equity-based compensation	4,243	3,530	23,920	4,201
Acquisition and transaction expenses (income)	16,290	2,880	(5,793)	3,527
Management fees and expenses	—	63	—	462
Litigation expenses	1,015	1,089	8,374	3,707
Employee retention credit	—	—	(2,597)	—
Secondary public offering expenses	—	—	737	—
TRA remeasurement	1,078	180	1,635	180
Impairment of brand assets	3,656	—	3,656	—

Adjusted EBITDA	$20,003	$6,829	$52,092	$18,720

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(13,056)	$(8,904)	$3,242	$(21,655)
Change in fair value of contingent consideration	16,290	2,880	(5,791)	3,220
TRA remeasurement	1,078	180	1,635	180
Impairment of brand assets	3,656	—	3,656	—

Adjusted net income (loss)	$7,968	$(5,844)	$2,742	$(18,255)

Adjusted net loss (income) attributable to noncontrolling interest	(3,612)	(3,281)	(1,299)	(15,692)
Adjusted net income (loss) attributable to Xponential Fitness, Inc.	4,356	(2,563)	1,443	(2,563)
Dividends on preferred shares	(1,777)	(1,216)	(5,131)	(1,216)
Deemed dividend	—	(3,172)	—	(3,172)

EPS numerator - Basic	$2,579	$(6,951)	$(3,688)	$(6,951)

Add: Adjusted net income (loss) attributable to noncontrolling interest	3,612	—	—	—
Add: Dividends on preferred shares	1,777	—	—	—

EPS numerator - Dilutive	$7,968	$(6,951)	$(3,688)	$(6,951)

Adjusted net earnings (loss) per share - Basic	$0.10	$(0.31)	$(0.15)	$(0.31)
Weighted average shares of Class A common stock outstanding - Basic	26,156,418	22,146,011	24,781,778	22,146,011
Adjusted net earnings (loss) per share - Dilutive	$0.13	$(0.31)	$(0.15)	$(0.31)
Effect of dilutive securities:
Rumble Class A common stock	1,300,032	—	—	—
Restricted stock units	43,063	—	—	—
Convertible preferred shares	13,888,889	—	—	—
Conversion of Class B to Common Stock	21,684,849	—	—	—

Weighted average shares of Class A common stock outstanding - Dilutive	63,073,251	22,146,011	24,781,778	22,146,011

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily due to Rumble.

Footnotes

[1]

System-wide sales represent gross sales by all North American studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales daily, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include studios in North America that have been open for at least 13 calendar months as of the measurement date. Any transfer of ownership of a studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

[3]

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV consists of average quarterly sales for all studios that are at least 6 months old at the beginning of the respective quarter, multiplied by four. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

[4]

We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation, acquisition and transaction expenses (including change in contingent consideration), management fees and expenses (that were discontinued after July 2021), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business), employee retention credit (a credit for retaining employees throughout the COVID-19 pandemic), secondary public offering expenses for which we do not receive proceeds, expense related to the remeasurement of our TRA obligation and expense related to loss on impairment of our brand intangible assets and goodwill that we do not believe reflect our underlying business performance and affect comparability. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.